UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Logitech International S.A.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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logitech

This Response Coupon is solicited on behalf of the Board of Directors of Logitech International S.A.

The Board recommends a vote "For" each of Proposals 1-13

150001

Mr
Brian Muster
Bahnhofstrasse 33
4000 Basel

Shareholder
Mr Brian Muster
Bahnhofstrasse 33, 4000 Basel

Number of shares
15'000

Response Coupon for the 36th Annual General Meeting of LOGITECH INTERNATIONAL S.A.

Wednesday, September 4, 2024 - 2.00 p.m. (registration starts at 1.30 p.m.)
SwissTech Convention Center, EPFL - Lausanne, Switzerland

Voting instructions and orders of admission cards and of publications can be submitted either with this form or online. We encourage you to utilize our online voting option in order to reduce the mailing costs incurred by our company and to help reduce our carbon footprint.

For online registration/voting, please scan the QR code on the right side or go to the website: gvmanager-live.ch/logitech and input your personal access code noted here:
G9LM2LLOG-3pDztU6y

Participation:

☐ **Option 1:** I/we will **personally** attend the Annual General Meeting and ask you to send me/us an admission card in my/our name(s).

☐ **Option 2:** I/we hereby authorize the person named below to act as my/our proxy to represent me/us at the Annual General Meeting and ask you to send an admission card directly to such person:

Name and address of proxy: ______________________

____

☐ **Option 3:** I/we authorize the **Independent Representative, Etude Regina Wenger & Sarah Keiser-Wüger, Notary Public, Rue Caroline 1, 1003 Lausanne, Switzerland,** to represent me/us at the Annual General Meeting.
If you wish to issue any specific voting instructions, please complete the reverse side of this form.

Please complete and sign the Response Coupon and return it in the enclosed reply envelope by August 29, 2024 to Logitech International S.A., c/o Devigus Shareholder Services, Birkenstrasse 47, 6343 Rotkreuz, Switzerland. **Granting of power of attorney will only be recognized if this form is signed with the individual's legally valid signature.**

Annual Report 2024
The detailed Annual Report for the fiscal year 2024 is available for download online at ir.logitech.com/financial-info/annual-reports. The Annual Report 2024 will also be available for inspection by shareholders at the company's registered office at Logitech Europe S.A., EPFL - Quartier de l'Innovation, Daniel Borel Innovation Center, 1015 Lausanne.

Date: ______________ Signature: ______________________ EA

To our shareholders, partners, customers and employees
Fiscal Year 2024 was a productive year for Logitech, mobilizing the values and capabilities that have made the company successful for so many decades. We welcomed a new CEO, delivered a return to growth in the fourth quarter and shared a set of new strategic priorities that will shape the company’s direction for many years. We’re excited for the journey to come.
RETURN TO GROWTH
This past fiscal year, Logitech faced continued macroeconomic hurdles, registering a 6% decline in net sales in constant currency compared to the prior year. Nonetheless, we closed the fiscal year with momentum. Q4 net sales grew 5% compared to the previous year and non-GAAP operating profits nearly doubled. The return to growth was broad-based across all regions and all key categories.
Across the year, we grew market share in multiple key categories: Keyboards & Combos, Pointing Devices (including Mice), Video Conferencing, Gaming Wheels, Gaming Wired Mice, Tablet Keyboards and Webcams.
We continued our rigorous approach to financial discipline and operational excellence. Our expanded non-GAAP gross margin of 41.8% was up by over 300 basis points year over year. We also continued investing in research and development.
We catered to new categories of users with the foldaway Casa Pop-Up Desk, and won dozens of global design awards. We launched innovations like Logitech Combo Touch keyboard case for iPads, MX Brio webcam, the Logitech G ASTRO A50 headset and the AI-powered conference camera MeetUp 2. Indeed, we continued to leverage Artificial Intelligence (AI) in our portfolio with the launch of business headset Zone Wireless 2, and our new software tool Logi AI Prompt Builder. AI enhances our users’ experiences across our Video Collaboration portfolio in the flagship Logitech Sight and best-selling products like Logitech Rally Bar. Other best-sellers were also notable, such as Logitech G Pro X Superlight gaming mouse, MX Master 3S mouse and the G29 Driving Force steering wheel.
We grew our non-GAAP operating profits by 19% year over year, and generated more than $1.1 billion in cash from operations. And, we returned a total of $686 million to you, our shareholders, through our annual dividend payment and share repurchases.
A BACKDROP OF LONG-TERM TRENDS
In December last year, we welcomed our new CEO, Hanneke Faber.
Joining Logitech from Unilever’s $14 billion Nutrition business as group president, Hanneke brings more than 30 years of leadership experience in driving innovation, transformation and growth across a variety of renowned global consumer, B2B and e-commerce businesses.
She joins a company with a storied history and a set of values that have been our north star for many years - an open culture where people can be themselves, a humble yet hungry culture where people can get things done, collaborating with each other and safely challenging the status quo. At Logitech, we’re focused on people in all their diversity, and the health of the planet. We value innovation, passion and a never-give-up attitude. And we benefit from an enviable set of world-class capabilities: in design, engineering, operations and brand strength.
These values and capabilities, and Hanneke’s deep experience and interactions these past few months - with employees, customers, partners, and shareholders - have been critical in shaping our strategic priorities going forward, developed with the support of the board of directors, and shaped by all employees.
These strategic priorities come against a backdrop of several major, long-term trends that we expect will affect our business. These include:
New ways of working: Hybrid work – work between the office, home, and on the go – is now the established model for knowledge workers across the world. More than 50% of U.S. workers are hybrid today. The need for multiple workspaces, video collaboration, and solutions to boost productivity and creativity is likely to continue to grow. And that is where you will find Logitech.
Gaming has gone mainstream: Today, all kinds of people game - over 3.3 billion of them. Almost half of U.S. gamers are women; nearly 30% are over 45; and there are more gamers in Africa and the Middle East than in the United States. The continued penetration of gamers worldwide is an opportunity for Logitech, as a leading gaming brand with a broad portfolio.
Artificial Intelligence (AI): We have only just started to experience the transformational impact that AI will have.

TO OUR SHAREHOLDERS, PARTNERS, CUSTOMERS AND EMPLOYEES
Organizations are becoming more efficient; people are becoming more creative and productive. Logitech’s ambition is to be an important part of the AI ecosystem. We are already innovating to help people access platforms, like OpenAI’s ChatGPT, faster and more fluently. We are leveraging AI as we innovate to deliver superior audio and video experiences, such as in our Video Collaboration portfolio. And of course, AI is helping drive productivity inside Logitech.
Climate change: This will affect everyone. Logitech is an established sustainability leader in the tech industry, and we will do more. We are designing for sustainability and working to drive authentic reductions in carbon impact across our value chain. And we will share our methods – because we all have the same objective: a healthier planet.
The importance of trust: Trust in governments, the media, science, and business is at an all-time low. In such an environment, Logitech is well positioned with our broad partnerships, consumer-centric design philosophy, high privacy and security standards, and trusted Swiss brand.
A BOLD MISSION & NEW STRATEGIC PRIORITIES
To take advantage of these long-term trends and the opportunities, Logitech is implementing a new set of strategic priorities.
It starts from a simple, bold mission: ‘Logitech extends human potential in work and play’. To extend human potential means helping people be more productive, to perform better, to connect more easily, to be more creative – all in ways that are more sustainable and more equitable. We love this concise, human-centric expression of where we’re going; it also captures where we come from.
We will extend that human potential in two very large macro spaces: Work and Play. To date, Logitech has supported people in both those spaces, but Work has been primarily limited to solutions for the office, and Play primarily gaming on the PC. Now, we will expand those definitions. Most people around the world do not work in offices – they work in health care, in education, in retail, in manufacturing and other places. And although many people enjoy PC gaming, over a billion more game and play in other ways. Broadening our definitions of Work and Play doubles our total addressable market.
We will grow with Design-led, Software-enabled Hardware. These carefully chosen words provide clear direction and competitive advantage. We do not sell plain hardware. All our products are design-led and contain advanced software. This combination delivers superior, magical, effortless user experiences. AI offers significant new innovation opportunities as part of this recipe.
We will continue to pursue our historically strong consumer business, and double down on B2B. We have doubled our enterprise business since 2019, but are still a relatively new B2B player with more scope to accelerate our hardware, software and services capabilities.
Geographies, too, offer scope for growth. We are present in more than 100 countries today, but there are significant differences in Logitech share of wallet between them. This reveals room for more growth, both in developed and emerging markets.
Lastly, we intend to build an iconic brand. This starts by focusing on our single, trusted $4 billion Logitech brand. With its strong global awareness and solid reputation, we will embark on a path to become truly iconic.
A LONG-TERM VISION OF GROWTH
Each of these strategic priorities will build upon Logitech’s capabilities, as an operational powerhouse with world-class design and engineering, and a globally-recognized brand with leading market share. They are already guiding our work at Logitech, and will do so over the years between now and 2031 – our 50th anniversary. They will power Logitech’s future.
Looking to Fiscal Year 2025, we continue to see uncertainties in the near-term economic outlook. In this environment, we will implement our strategy and position ourselves for continued competitive growth. In the years that follow, our goal is to accelerate organic growth. When strategic opportunities arise, we will add acquisitions for incremental growth.
So, as you have read, Fiscal Year 2024 was a productive year. It has given us the opportunity to connect the passion and innovation on which Logitech is built to the Logitech we are shaping for tomorrow. We would like to thank our customers for choosing Logitech daily, in their work and play; and our employees for their continued expression of our values, and their discipline and tenacity in returning Logitech to growth at the end of the fiscal year.
Finally, we would like to express our gratitude to our shareholders. Five years ago, anyone who invested in LOGI would have nearly doubled their investment by now. We are excited to continue this strong track record of shareholder value creation.

Wendy Becker Chairperson of the Board	Hanneke Faber Chief Executive Officer

July 26, 2024
To our shareholders:
You are cordially invited to attend Logitech's 2024 Annual General Meeting. The meeting will be held on Wednesday, September 4, 2024 at 2:00 p.m. at the SwissTech Convention Center, EPFL, in Lausanne, Switzerland.
Enclosed is the Invitation for the meeting, which includes an agenda and discussion of the items to be voted on at the meeting, instructions on how you can exercise your voting rights, information concerning Logitech’s compensation of its Board members and executive officers, and other relevant information please refer to our Proxy Statement dated July 22, 2024 (the "Proxy Statement").
Whether or not you plan to attend the Annual General Meeting, your vote is important, and you should take the steps required so that your shares are represented at the 2024 Annual General Meeting.
Thank you for your continued support of Logitech.
Wendy Becker
Chairperson of the Board

LOGITECH INTERNATIONAL S.A.
Invitation to the Annual General Meeting
Wednesday, September 4, 2024
2:00 p.m. Central European Summer Time (registration starts at 1:30 p.m.)
SwissTech Convention Center, EPFL – Lausanne, Switzerland
*****
AGENDA
Proposals
1.Approval of the Annual Report, the consolidated financial statements and the statutory financial statements of Logitech International S.A. for fiscal year 2024
2.Advisory vote to approve Named Executive Officers Compensation for fiscal year 2024
3.Advisory vote on the Swiss Statutory Compensation Report for fiscal year 2024
4.Advisory vote on the Swiss Statutory Non-Financial Matters Report for fiscal year 2024
5.Appropriation of available earnings and declaration of dividend
6.Release of the Board of Directors and Executive Officers from liability for activities during fiscal year 2024
7.Re-elections and elections to the Board of Directors
7.A.    Re-election of Ms. Wendy Becker
7.B.    Re-election of Dr. Edouard Bugnion
7.C.    Re-election of Mr. Guy Gecht
7.C.1. Proposal of the Board of Directors
7.C.2. Proposal of Mr. Daniel Borel
7.D.    Re-election of Mr. Christopher Jones
7.E.    Re-election of Ms. Marjorie Lao
7.F.    Re-election of Ms. Neela Montgomery
7.G.    Re-election of Mr. Kwok Wang Ng
7.H.    Re-election of Ms. Deborah Thomas
7.I.    Re-election of Mr. Sascha Zahnd
7.J.     Election of Mr. Donald Allan
7.K.    Election of Ms. Johanna 'Hanneke' Faber
7.L.     Election of Mr. Owen Mahoney
8.Election of the Chairperson of the Board
8.A.     Election of Ms. Wendy Becker as Chairperson of the Board
8.B.     Shareholder Proposal by Mr. Daniel Borel to elect Mr. Guy Gecht as Chairperson of the Board
9.Re-elections and elections to the Compensation Committee

9.A.        Re-election of Ms. Neela Montgomery
9.B.        Re-election of Mr. Kwok Wang Ng
9.C.        Re-election of Ms. Deborah Thomas
9.D.     Election of Mr. Donald Allan
10.Approval of Compensation for the Board of Directors for the 2024 to 2025 Board Year
11.Approval of Compensation for the Group Management Team for fiscal year 2026
12.Re-election of KPMG AG as Logitech’s auditors and ratification of the appointment of KPMG LLP as Logitech’s independent registered public accounting firm for fiscal year 2025
13.Re-election of Etude Regina Wenger & Sarah Keiser-Wüger as Independent Representative
Hautemorges, Switzerland, July 26, 2024
The Board of Directors

Agenda Proposals and Explanations

Proposal 1
Approval of the Annual Report, the Consolidated Financial Statements and the Statutory Financial Statements of Logitech International S.A. for Fiscal Year 2024
Proposal
The Board of Directors proposes that the Annual Report, the consolidated financial statements and the statutory financial statements of Logitech International S.A. for fiscal year 2024 be approved.
Explanation
The Logitech consolidated financial statements and the statutory financial statements of Logitech International S.A. for fiscal year 2024 are contained in Logitech’s Annual Report, which was made available to all registered shareholders on or before the date of this Invitation. The Annual Report also contains the reports of Logitech’s auditors on the consolidated financial statements and on the statutory financial statements, additional information on the Company’s business, organization and strategy, and information relating to corporate governance as required by the SIX Swiss Exchange directive on corporate governance. Copies of the Annual Report are available on the Internet at http://ir.logitech.com.
Under Swiss law, the annual report and financial statements of Swiss companies must be submitted to shareholders for approval or disapproval at each annual general meeting. In the event of a negative vote on this proposal by shareholders, the Board of Directors may call an extraordinary general meeting of shareholders for reconsideration of this proposal by shareholders.
KPMG AG, as Logitech's auditors, issued an unqualified recommendation to the Annual General Meeting that the consolidated and statutory financial statements of Logitech International S.A. be approved. KPMG AG expressed their opinion that the consolidated financial statements for the year ended March 31, 2024 present fairly, in all material respects, the financial position, the results of operations and the cash flows in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") and comply with Swiss law. They further expressed their opinion and confirmed that the statutory financial statements and the proposed appropriation of available earnings comply with Swiss law and the Articles of Incorporation of Logitech International S.A. and the Swiss Statutory Compensation Report contains the information required by Swiss law and complies with the Articles of Incorporation.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting, not counting abstentions.
Recommendation
The Board of Directors recommends a vote “FOR” approval of the Annual Report, the consolidated financial statements and the statutory financial statements of Logitech International S.A. for fiscal year 2024.

2024 General Annual Meeting Invitation	1

AGENDA PROPOSALS AND EXPLANATIONS
Proposal 2
Advisory Vote to Approve Named Executive Officers Compensation for Fiscal Year 2024
Proposal
The Board of Directors proposes that shareholders approve, on an advisory basis, the compensation of Logitech’s named executive officers disclosed in Logitech’s Compensation Report for Fiscal Year 2024.
Explanation
Since 2009, the Logitech Board of Directors has asked shareholders each year to approve Logitech’s compensation philosophy, policies and practices, as set out in the “Compensation Discussion and Analysis” section of the Compensation Report, in a proposal commonly known as a “say-on-pay” proposal. Beginning with the 2011 Annual General Meeting, a say-on-pay advisory vote was required for all public companies, including Logitech, that are subject to the applicable U.S. proxy statement rules. Shareholders have been supportive of our compensation philosophy, policies and practices in each of those years.
At the 2023 Annual General Meeting, shareholders approved a proposal to take the say-on-pay vote annually. Accordingly, the Board of Directors is asking shareholders to approve, on an advisory basis, the compensation of Logitech’s named executive officers disclosed in the Compensation Report, including the “Compensation Discussion and Analysis,” the Summary Compensation table and the related compensation tables, notes, and narrative. The vote under this Proposal 2 is not intended to address any specific items of compensation or any specific named executive officer, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in the Compensation Report.
This say-on-pay vote is advisory and therefore is not binding. It is carried out as a best practice and to comply with applicable U.S. proxy statement rules, and is consequently independent from, and comes in addition to, the binding vote on the Approval of Compensation for the Board of Directors for the 2024 to 2025 Board Year contemplated in Proposal 10 below and the binding vote on the Approval of Compensation for the Group Management Team for fiscal year 2026 contemplated in Proposal 11 below. However, the say-on-pay vote will provide information to us regarding shareholder views about our executive compensation philosophy, policies and practices, which the Compensation Committee of the Board will be able to consider when determining future executive compensation. The Committee will seek to determine the causes of any significant negative voting result.
As discussed in the "Compensation Discussion and Analysis" section of Logitech’s Compensation Report for Fiscal Year 2024, Logitech has designed its compensation programs to:
•    provide compensation sufficient to attract and retain the level of talent needed to create and manage an innovative, high-growth, global company in highly competitive and rapidly evolving markets;
•    support a performance-oriented culture;
•    place most of total compensation at risk based on Logitech’s performance, while maintaining controls over inappropriate risk-taking by factoring in both annual and long-term performance;
•    provide a balance between short-term and long-term objectives and results;
•    align executive compensation with shareholders’ interests by tying a significant portion of compensation to increasing share value; and
•    reflect an executive’s role and past performance through base salary and short-term cash incentives, and his or her potential for future contribution through long-term equity incentive awards.

2	2024 General Annual Meeting Invitation

AGENDA PROPOSALS AND EXPLANATIONS
While compensation is a central part of attracting, retaining and motivating the best executives and employees, we believe it is not the sole or exclusive reason why exceptional executives or employees choose to join and stay at Logitech, or why they work hard to achieve results for shareholders and other stakeholders. In this regard, both the Compensation Committee and management believe that providing a working environment and opportunities in which executives and employees can develop, express their individual potential, and make a difference are also a key part of Logitech’s success in attracting, motivating and retaining executives and employees.
The Compensation Committee of the Board has developed a compensation program that is described more fully in the Compensation Report for Fiscal Year 2024 included in the Proxy Statement. Logitech’s compensation philosophy, compensation program risks and design, and compensation paid during fiscal year 2024 are also set out in the Compensation Report.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting, not counting abstentions.
Recommendation
The Board of Directors recommends a vote “FOR” approval of the following advisory resolution:
“Resolved, that the compensation paid to Logitech’s named executive officers as disclosed in the Compensation Report for Fiscal Year 2024, including the “Compensation Discussion and Analysis,” the "Summary Compensation Table for Fiscal Year 2024" and the related compensation tables, notes, and narrative discussion, is hereby approved.”

2024 General Annual Meeting Invitation	3

AGENDA PROPOSALS AND EXPLANATIONS
Proposal 3
Advisory Vote on the Swiss Statutory Compensation Report for Fiscal Year 2024
Proposal
The Board of Directors proposes that shareholders approve, on an advisory basis, the Swiss Statutory Compensation Report for fiscal year 2024.
Explanation
Under Swiss corporate law, we are required to prepare a separate Swiss Statutory Compensation Report and to submit it annually to our shareholders for an advisory vote. The current Swiss Statutory Compensation Report sets forth, for the fiscal years ended March 31, 2024 and March 31, 2023, the aggregate compensation of the members of the Board of Directors and the members of the Group Management Team.
With regard to the compensation of our Group Management Team, we note that at our annual general meeting held on September 14, 2022, shareholders approved the fiscal year 2024 maximum aggregate compensation amount for our Group Management Team in the aggregate amount of $24.9 million with 83.38% of shareholders voting in favor of the proposal. Shareholders also approved at that meeting and at our annual general meeting held on September 13, 2023, respectively, the maximum aggregate compensation amounts for the Board of Directors for the 2022 to 2023 Board Year and the 2023 to 2024 Board Year, respectively, of CHF 3.9 million and CHF 3.7 million with 98.08% and 96.80% of shareholders voting in favor of the proposals.
For our 2024 Swiss Statutory Compensation Report together with the statutory report of our auditor thereon as included in the Proxy Statement, please refer to the Proxy Statement under “Compensation Tables Audited Under Swiss Law.”
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting, not counting abstentions.
Recommendation
The Board of Directors recommends a vote "FOR" approval, on an advisory basis, of the Swiss Statutory Compensation Report for fiscal year 2024.

4	2024 General Annual Meeting Invitation

AGENDA PROPOSALS AND EXPLANATIONS
Proposal 4
Advisory Vote on the Swiss Statutory Non-Financial Matters Report for Fiscal Year 2024
Proposal
The Board of Directors proposes that shareholders approve, on an advisory basis, the Swiss Statutory Non-Financial Matters Report for fiscal year 2024.
Our Swiss Statutory Non-Financial Matter Report is available on the Internet at https://ir.logitech.com/financial-info/annual-reports/default.aspx.
Explanation
Under Swiss corporate law, we are required to prepare, starting with fiscal year 2024, a Swiss Statutory Non-Financial Matters Report and to submit it annually to our shareholders for an advisory vote.
Our Swiss Statutory Non-Financial Matter Report contains information about Logitech's sustainability agenda, targets and progress achieved with respect to environmental, social, employee and anti-corruption matters as required by Article 964b of the Swiss Code of Obligations.
ERM Certification and Verification Services Limited provided a limited assurance in accordance with International Standard on Assurance Engagement (ISAE) 3000 (Revised) on selected key performance indicators, included in our Swiss Statutory Non-Financial Matters Report.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting, not counting abstentions.
Recommendation
The Board of Directors recommends a vote "FOR" approval, on an advisory basis, of the Swiss Statutory Non-Financial Matters Report for fiscal year 2024.

2024 General Annual Meeting Invitation	5

AGENDA PROPOSALS AND EXPLANATIONS
Proposal 5
Appropriation of Available Earnings and Declaration of Dividend
Proposal
The Board of Directors proposes the following appropriation of available earnings (in thousands):

	Year ended March 31, 2024
Payment of a dividend in the amount of	CHF	200,804
Transfer to legal retained earnings in the narrower sense		—
To be carried forward		2,023,089
Total appropriation of available earnings		2,223,893
Treasury shares		(1,242,795)
Total available earnings for appropriation	CHF	981,098
The Board of Directors approved and proposes a gross distribution of CHF 1.16 per registered share or approximately $1.28 per share based on the exchange rate on March 31, 2024. Based on the current shares issued (173,106,620 shares) and the proposed dividend per share, the maximum aggregate gross dividend would be CHF 200,803,679 (approximately $221,809,176 based on the exchange rate on March 31, 2024).
No distribution shall be made on shares held in treasury by the Company and its subsidiaries.
If the proposal of the Board of Directors is approved, the dividend payment of CHF 1.16 per share (or approximately CHF 0.7540 per share after deduction of 35% Swiss withholding tax where required) will be made on or about September 25, 2024 to all shareholders as of the record date (which will be on or about September 24, 2024). We expect that the shares will be traded ex-dividend as of approximately September 23, 2024. For payments made in U.S. Dollars, we expect to use the currency exchange rate as of the date of the meeting, September 4, 2024.
Explanation
Under Swiss law, the use of available earnings must be submitted to shareholders for approval at each annual general meeting. The available earnings at the disposal of Logitech shareholders at the 2024 Annual General Meeting are the earnings of Logitech International S.A., the Logitech parent holding company.
The proposal of the Board of Directors to distribute a gross dividend of CHF 1.16 per share which, if approved by shareholders, would be an increase of approximately CHF 0.10 from CHF 1.06 per share to CHF 1.16 per share. This proposed, increased cash dividend demonstrates Logitech’s continued commitment to consistently return cash to shareholders. Since fiscal year 2013, the Board of Directors decided on a recurring annual gross dividend and not an occasional one. As a consequence, the Company expects to propose a dividend to the shareholders of the Company every year (subject to the approval of the Company’s statutory auditors in the applicable year).
Other than the distribution of the dividend, the Board of Directors proposes the carry-forward of available earnings based on the Board’s belief that it is in the best interests of Logitech and its shareholders to retain Logitech’s earnings for future investment in the growth of Logitech’s business, for share repurchases, and for the possible acquisition of other companies or lines of business.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting, not counting abstentions.
Recommendation
The Board of Directors recommends a vote “FOR” approval of the proposed appropriation of available earnings with respect to fiscal year 2024, including the payment of a dividend to shareholders of CHF 1.16 per registered share.

6	2024 General Annual Meeting Invitation

AGENDA PROPOSALS AND EXPLANATIONS
Proposal 6
Release of the Board of Directors and Executive Officers from Liability for Activities during Fiscal Year 2024
Proposal
The Board of Directors proposes that shareholders release the members of the Board of Directors and Executive Officers from liability for activities during fiscal year 2024.
Explanation
As is customary for Swiss corporations and in accordance with Article 698, subsection 2, item 7 of the Swiss Code of Obligations, shareholders are requested to release the members of the Board of Directors and the Executive Officers from liability for their activities during fiscal year 2024 that have been disclosed to shareholders. This release from liability exempts members of the Board of Directors or Executive Officers from liability claims brought by the Company or its shareholders on behalf of the Company against any of them for activities carried out during fiscal year 2024 relating to facts that have been disclosed to shareholders. Shareholders that do not vote in favor of the proposal, or acquire their shares after the vote without knowledge of the approval of this resolution, are not bound by the result for a period ending 12 months after the vote.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting, not counting abstentions and not counting the votes of any member of the Board of Directors or of any Logitech Executive Officers.
Recommendation
The Board of Directors recommends a vote “FOR” the proposal to release the members of the Board of Directors and Executive Officers from liability for activities during fiscal year 2024.

2024 General Annual Meeting Invitation	7

AGENDA PROPOSALS AND EXPLANATIONS
Proposal 7
Re-elections and Elections to the Board of Directors
Explanation
Our Board of Directors is presently composed of 10 members. Each director was elected for a one-year term ending at the closing of the 2024 Annual General Meeting.
At the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated the 12 individuals below to serve as directors for a one-year term, beginning in each case as of the Annual General Meeting on September 4, 2024. Nine of the 12 nominees currently serve as members of the Board of Directors. Their current terms expire upon the closing of the Annual General Meeting on September 4, 2024. Two new independent director nominees were identified by Spencer Stuart, a director search and board advisory consulting firm, as candidates for the Board of Directors. All nominees were recommended by the Nominating and Governance Committee of the Board and were approved by the Board of Directors in June 2024 as nominees for election to the Board. Patrick Aebischer is not standing for re-election.
The Board of Directors also received a shareholder proposal from Mr. Daniel Borel to nominate Mr. Guy Gecht as a member of the Board of Directors. While the Company has no plans to withdraw the proposal, the effect of the co-sponsorship under Swiss law is that the Company may not withdraw or amend the proposal from a vote at the 2024 Annual General Meeting.
The term of office will end at the closing of the 2025 Annual General Meeting. There will be a separate vote on each nominee.
Under Swiss law, Board members may only be elected by shareholders. If the individuals below are re-elected or elected, as applicable, the Board will be composed of 12 members The Board has no reason to believe that any of our nominees will be unwilling or unable to serve if elected as a director.
For further information on the Board of Directors, including the current members of the Board, the Committees of the Board, the means by which the Board exercises supervision of Logitech’s executive officers, and other information, please see “Corporate Governance and Board of Directors Matters” below.
7.A.     Re-election of Ms. Wendy Becker
Proposal: The Board of Directors proposes that Ms. Wendy Becker be re-elected to the Board for a one-year term ending at the closing of the 2025 Annual General Meeting.
For biographical information and qualifications of Ms. Becker, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors”.
7.B.     Re-election of Dr. Edouard Bugnion
Proposal: The Board of Directors proposes that Dr. Edouard Bugnion be re-elected to the Board for a one-year term ending at the closing of the 2025 Annual General Meeting.
For biographical information and qualifications of Dr. Bugnion, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors”.
7.C.     Re-election of Mr. Guy Gecht
7.C.1.     Proposal of the Board of Directors
The Board of Directors proposes that Mr. Guy Gecht be re-elected to the Board for a one-year term ending at the closing of the 2025 Annual General Meeting.
7.C.2.     Proposal of Mr. Daniel Borel
Mr. Daniel Borel proposes that Mr. Guy Gecht be re-elected to the Board for a one-year term ending at the closing of the 2025 Annual General Meeting.

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AGENDA PROPOSALS AND EXPLANATIONS
For biographical information and qualifications of Mr. Gecht, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors”.
Voting Information: Because the proposal of the Board of Directors and the proposal of Mr. Daniel Borel are identical, shareholders will only be able to cast one “FOR,” “AGAINST,” or “ABSTAIN” vote.
7.D.     Re-election of Mr. Christopher Jones
Proposal: The Board of Directors proposes that Mr. Christopher Jones be re-elected to the Board for a one-year term ending at the closing of the 2025 Annual General Meeting.
For biographical information and qualifications of Mr. Jones, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors”.
7.E.     Re-election of Ms. Marjorie Lao
Proposal: The Board of Directors proposes that Ms. Marjorie Lao be re-elected to the Board for a one-year term ending at the closing of the 2025 Annual General Meeting.
For biographical information and qualifications of Ms. Lao, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors”.
7.F.     Re-election of Ms. Neela Montgomery
Proposal: The Board of Directors proposes that Ms. Neela Montgomery be re-elected to the Board for a one-year term ending at the closing of the 2025 Annual General Meeting.
For biographical information and qualifications of Ms. Montgomery, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors”.
7.G.     Re-election of Mr. Kwok Wang Ng
Proposal: The Board of Directors proposes that Mr. Kwok Wang Ng be re-elected to the Board for a one-year term ending at the closing of the 2025 Annual General Meeting.
For biographical information and qualifications of Mr. Ng, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors”.
7.H.     Re-election of Ms. Deborah Thomas
Proposal: The Board of Directors proposes that Ms. Deborah Thomas be re-elected to the Board for a one-year term ending at the closing of the 2025 Annual General Meeting.
For biographical information and qualifications of Ms. Thomas, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors”.
7.I.     Re-election of Mr. Sascha Zahnd
Proposal: The Board of Directors proposes that Mr. Sascha Zahnd be re-elected to the Board for a one-year term ending at the closing of the 2025 Annual General Meeting.
For biographical information and qualifications of Mr. Zahnd, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors”.
7.J.     Election of Mr. Donald Allan
Proposal: In accordance with the recommendation of the Nominating and Governance Committee, the Board of Directors proposes that Mr. Donald Allan be elected to the Board for a one-year term ending at the closing of the 2025 Annual General Meeting.
Donald Allan is the President and Chief Executive Officer of Stanley Black & Decker, Inc., a global provider of construction and industrial tools, outdoor products and engineered fastening solutions, a position he has held since July 2022. Mr. Allan joined Stanley Black & Decker in 1999 and held management roles at Stanley Black & Decker since 2006, including President and Chief Financial Officer from February 2021 to June 2022, and SVP and Chief Financial Officer from April 2010 to February 2021. Prior to joining Stanley Black & Decker, Mr. Allan held financial management positions with Loctite Corporation (now Henkel), a global provider of engineering adhesives and other

2024 General Annual Meeting Invitation	9

AGENDA PROPOSALS AND EXPLANATIONS
industrial chemicals. Mr. Allan currently serves as a Member of the Board of Directors of Stanley Black & Decker and as the Lead Director at Andersen Corporation, a manufacturer of windows and doors. He is the Chair of the Board of Directors for the University of Hartford and a member of the Board of Directors of Hartford Healthcare. Mr. Allan holds a BA degree in Accounting and Finance from the University of Hartford. Mr. Allan is 60 years old and a U.S. citizen.
Mr. Allan has extensive finance expertise developed through his Chief Financial Officer and other financial leadership positions at Stanley Black & Decker and Loctite Corporation. He brings significant experience in senior leadership, operations, governance and strategy from his 20+ year tenure at Stanley Black and Decker to the Board.
The Board of Director has determined that he will be an independent director.
7.K.     Election of Ms. Johanna 'Hanneke' Faber
Proposal: In accordance with the recommendation of the Nominating and Governance Committee, the Board of Directors proposes that the Company's Chief Executive Officer, Ms. Johanna 'Hanneke' Faber, be elected to the Board for a one-year term ending at the closing of the 2025 Annual General Meeting.
Johanna 'Hanneke' Faber joined Logitech as Chief Executive Officer in December 2023. Prior to joining Logitech, Ms. Faber served as President of the Global Nutrition Division at Unilever PLC, a multinational consumer goods company from July 2022 to November 2023, where she oversaw the Nutrition Business Group and was previously President of the Foods & Refreshment Division of Unilever from May 2019 to June 2022. She joined Unilever as a member of its Executive Committee in January 2018, serving as President Unilever Europe. Prior to Unilever, Ms. Faber was a member of the Executive Committee from 2013 to 2017, serving first as Chief Commercial Officer and then as Chief E-Commerce and Innovation Officer of Ahold Delhaize N.V., a global food retailer. Ms. Faber serves as a Member of the Board of Directors and Audit Committee of Tapestry Inc., a luxury fashion and lifestyle brands holding company since 2021. Prior to her appointment as a Board member at Tapestry, Ms. Faber served as Supervisory Board member of Bayer AG, a pharmaceutical and biotechnology company, from 2016 to 2021. Ms. Faber holds a Bachelor of Arts in Journalism and a Master of Business Administration from the University of Houston (Texas, USA) She is 55 years old and a Dutch national.
In addition to being the Chief Executive Officer of the Company, Ms. Faber brings significant senior leadership experience at a global scale, including "business-to-business" ("B2B"), "business-to-consumer" ("B2C"), sustainability and governance, to the Board from her leadership positions at Unilever and Ahold Delhaize.
7.L.     Election of Mr. Owen Mahoney
Proposal: In accordance with the recommendation of the Nominating and Governance Committee, the Board of Directors proposes that Mr. Owen Mahoney be elected to the Board for a one-year term ending at the closing of the 2025 Annual General Meeting.
Owen Mahoney is the former President, Chief Executive Officer and Representative Director of Nexon Co., Ltd., a video game publisher based in Japan, a position he held from March 2014 to March 2024. Mr. Mahoney joined Nexon in July 2010 as Chief Financial Officer, a position he held until he assumed the role of Chief Executive Officer in March 2014. Prior to joining Nexon, Mr. Mahoney served as Senior Vice President of Corporate Development at Electronic Arts Inc., a video game company from November 2000 to March 2009. He serves as a Member of the Board of Directors of Nexon, Inc. and Hasbro, Inc., a global play and entertainment company. He holds a Master’s degree in Asian Studies from the University of California, Berkeley. Mr. Mahoney is 57 years old and a U.S. citizen.
Mr. Mahoney brings significant expertise in senior leadership, digital gaming and technology, finance, global operations, strategy, M&A, and strategic alliances to the Board from his leadership positions at video game and software companies in North America and Asia Pacific.
The Board of Director has determined that he will be an independent director.
Voting Requirement to Approve Proposals
The affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting, not counting abstentions.
Recommendation
The Board of Directors recommends a vote “FOR” the re-election and election to the Board of each of the above nominees.

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AGENDA PROPOSALS AND EXPLANATIONS

Proposal 8
Election of the Chairperson of the Board
Proposal 8.A.
Election of Ms. Wendy Becker as Chairperson of the Board
Explanation
Swiss corporate law requires that the Chairperson of the Board of Directors be elected on the occasion of each Annual General Meeting for a one-year term ending at the closing of the following Annual General Meeting.
In line with current corporate governance best practices, the Board of Directors has unanimously selected Ms. Wendy Becker as its nominee to continue to lead the Board of Directors as an independent Chairperson until the Annual General Meeting in 2025. As announced on July 1, 2024, Ms. Becker has decided not to stand for re-election as a director at the 2025 Annual General Meeting.
Ms. Becker has been the Chairperson since 2019 and a non-executive member of the Board of Directors since September 2017. As noted in the Proxy Statement in her biographical information and qualifications under the heading "Corporate Governance and Board of Directors Matters - Members of the Board of Directors", Ms. Becker has extensive senior leadership experience as well as broad and diverse experience with boards of directors and trustee positions. Ms. Becker’s tenure as Chairperson spans the Company’s biggest years of growth. An investment in the Company that corresponds with the start of Ms. Becker’s service as Chairperson five years ago would have nearly doubled by Summer 2024.
To identify potential candidates for the position of the Chairperson, a robust governance process is led by a special committee of the Board of Directors. In selecting Ms. Becker to continue to lead the Board as its independent Chairperson, the Board of Directors also considered a shareholder proposal to nominate Mr. Guy Gecht as Chairperson. Mr. Gecht is one of our current directors standing for re-election and our former interim Chief Executive Officer. Mr. Gecht declined the nomination to stand for election as Chairperson at the 2024 Annual General Meeting, and the Board of Directors unanimously concluded that the continuity of Ms. Becker's leadership until the Annual General Meeting in 2025 would best serve the interests of the Company and its shareholders.

Proposal
The Board of Directors unanimously proposes that Ms. Wendy Becker be re-elected as Chairperson of the Board of Directors for a one-year term ending at the closing of the 2025 Annual General Meeting.

The Board of Directors urges the Company’s stockholders
to vote FOR proposal 8.A.

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AGENDA PROPOSALS AND EXPLANATIONS
Proposal 8.B.
Shareholder Proposal of Mr. Daniel Borel to Elect Mr. Guy Gecht as Chairperson of the Board

The Company has been advised that Daniel Borel, a shareholder of the Company and owner of record of 0.65% of shares of the Company, submitted the following proposal to be included on the agenda of the 2024 Annual General Meeting.

The text of this proposal and the supporting statement appear exactly as received by the Company. All statements contained in the proposal and the supporting statement are the sole responsibility of the shareholder, and the Company and the Board of Directors accept no responsibility for the accuracy or content of these statements. The proposal and supporting statement may contain assertions about the Company, the Board of Directors or other matters that the Company believes are incorrect.

Shareholder Proposal
“Mr. Daniel Borel proposes that Mr. Guy Gecht be elected as Chairperson of the Company's Board of Directors for a one-year term ending at the closing of the 2025 Annual General Meeting."

Supporting Statement by Mr. Borel
“Logitech is at a pivotal point in its history, facing up to the transformative effects of the latest technological and disruptive cycle, highlighted by the progress of AI-based solutions that are fundamentally changing the way humans interact with the digital world. At this critical juncture, Logitech cannot afford the absence of appropriate leadership. There is an urgent need to rekindle the company's creative spirit and place innovation at the heart of its priorities. With a President who is a professional administrator and a CEO whose expertise is mainly in sales and marketing, both lacking the relevant technological background and experience in the high-tech industry, Logitech lacks the leadership it needs to succeed in the future. The current President's lack of vision and strategy for Logitech, and her lack of experience running a company of this size and complexity, have led to repeated mistakes in the wake of the pandemic. These included a profit warning, nine consecutive quarters of year-on-year sales declines, and a lack of proper succession planning, which led to an excessive number of interim positions. In this critical context, it is of paramount importance for Logitech to appoint an executive with solid experience of the high-tech industry. I believe that Mr. Guy Gecht, who joined Logitech's Board of Directors five years ago and lives in Silicon Valley, is the most appropriate candidate at this time."

Response of the Board of Directors
The Board of Directors urges the Company’s stockholders
to vote AGAINST this proposal.

The Board of Directors does not support this proposal and urges the Company’s stockholders to vote AGAINST it for the following reasons:

•Mr. Gecht will not accept the election as Chairperson of the Board of Directors at the 2024 Annual General Meeting, and thus votes on this proposal will be without legal consequence.

•A vote AGAINST this proposal will have no impact on Mr. Gecht’s continued service on the Board of Directors. See Proposal 7 for information on Mr. Gecht’s candidacy for re-election as a director.

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AGENDA PROPOSALS AND EXPLANATIONS
•The Board of Directors has unanimously selected Ms. Wendy Becker as its nominee for Chairperson of the Board of Directors. Ms. Becker has served as Chairperson of the Board of Directors since 2019 and a non-executive member of the Board of Directors since September 2017. As noted in the Proxy Statement in her biographical information and qualifications under the heading "Corporate Governance and Board of Directors Matters - Members of the Board of Directors,” Ms. Becker has extensive senior leadership experience as well as broad and diverse experience with boards of directors and trustee positions. Please see Proposal 8.A. for information on the re-election of Ms. Becker as Chairperson. The Board of Directors believes that the continuity of Wendy Becker's leadership is in the best interests of the Company and its shareholders.

•As announced on July 1, 2024, Ms. Becker has decided not to stand for re-election as a director at the 2025 Annual General Meeting and a special committee of Board of Directors will oversee a robust governance process to identify potential candidates for the position of the Chairperson.

Despite the assertions made in this proposal, the Company remains focused on creating value through the execution of its strategic initiatives. It is executing with the strong creative drive and innovation excellence for which it is known, as evidenced by recent quarterly financial results, stock performance, new product introductions, and market share leadership growth. The Company is well positioned to capitalize on the transformative technology shaping the future of our industry. Specifically, Fiscal Year 2024 Q4 net sales grew 5% compared to the previous year and non-GAAP operating profits nearly doubled. In Fiscal Year 2024, the Company grew its non-GAAP operating profits by 19% year over year, and generated more than $1.1 billion in cash from operations. The Company also returned a total of $686 million to shareholders through its annual dividend payment and share repurchases. Ms. Becker’s tenure as Chairperson spans the Company’s biggest years of growth. An investment in the Company that corresponds with the start of Ms. Becker’s service as Chairperson five years ago would have nearly doubled by Summer 2024.
Voting Information for Proposal 8
At the Annual General Meeting, there are two proposals related to the election of the Chairperson of the Board of Directors: The proposal of the Board of Directors under agenda item 8.A. to elect Ms. Wendy Becker as the Chairperson of the Board of Directors, and the proposal of Mr. Borel under agenda item 8.B. to elect Mr. Guy Gecht as the Chairperson of the Board of Directors. Shareholders are permitted to vote on each proposal. The affirmative “FOR” vote of a simple majority of the votes cast at the Annual General Meeting, not counting abstentions, is required for a person to be elected Chairperson. Ms. Becker has indicated that she will accept election as Chairperson, while Mr. Gecht has indicated that he will not accept election as Chairperson. Accordingly, Mr. Gecht will not become Chairperson regardless of the number of votes cast in Proposal 8.B. As a result, the election of Chairperson will be determined solely on the basis of the votes cast in Proposal 8.A.
The Board of Directors urges the Company’s stockholders
to vote AGAINST Proposal 8.B.

2024 General Annual Meeting Invitation	13

AGENDA PROPOSALS AND EXPLANATIONS
Proposal 9
Re-elections and Elections to the Compensation Committee
Explanation
Our Compensation Committee is presently composed of three members, all of whom are standing for re-election to the Board of Directors and for re-election to the Compensation Committee. Pursuant to Swiss corporate law, the members of the Compensation Committee are to be elected annually and individually by the shareholders. Only members of the Board of Directors can be elected as members of the Compensation Committee.
At the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated the four individuals below to serve as members of the Compensation Committee for a term of one year. Three of the nominees currently serve as members of the Compensation Committee. As required by our Compensation Committee charter, all of the nominees are independent in accordance with the requirements of the listing standards of the Nasdaq Stock Market, the outside director definition of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, the definition of a “non-employee director” for purposes of Rule 16b-3 promulgated by the U.S. Securities and Exchange Commission, and Rule 10C-1(b)(1) of the U.S. Securities Exchange Act of 1934, as amended.
The term of office ends at the closing of the next Annual General Meeting. There will be a separate vote on each nominee.
9.A. Re-election of Ms. Neela Montgomery
Proposal: The Board of Directors proposes that Ms. Neela Montgomery be re-elected to the Compensation Committee for a one-year term ending at the closing of the 2025 Annual General Meeting.
For biographical information and qualifications of Ms. Montgomery, please refer to the Proxy Statement under heading "Corporate Governance and Board of Directors Matters – Members of the Board of Directors".
9.B. Re-election of Mr. Kwok Wang Ng
Proposal: The Board of Directors proposes that Mr. Kwok Wang Ng be re-elected to the Compensation Committee for a one-year term ending at the closing of the 2025 Annual General Meeting.
For biographical information and qualifications of Mr. Ng, please refer to the Proxy Statement under heading “Corporate Governance and Board of Directors Matters – Members of the Board of Directors”.
9.C. Re-election of Ms. Deborah Thomas
Proposal: The Board of Directors proposes that Ms. Deborah Thomas be re-elected to the Compensation Committee for a one-year term ending at the closing of the 2025 Annual General Meeting.
For biographical information and qualifications of Ms. Thomas, please refer to the Proxy Statement under heading “Corporate Governance and Board of Directors Matters – Members of the Board of Directors”.
9.D. Election of Mr. Donald Allan
Proposal: The Board of Directors proposes that Mr. Donald Allan be elected to the Compensation Committee for a one-year term ending at the closing of the 2025 Annual General Meeting.
For biographical information and qualifications of Mr. Allan, please refer to Proposal 7.
The Board of Directors has appointed Mr. Ng as Chair of the Compensation Committee, subject to his re-election to the Compensation Committee.
Voting Requirement to Approve Proposals
The affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting, not counting abstentions.
Recommendation
Our Board of Directors recommends a vote “FOR” the election to the Compensation Committee of each of the above nominees.

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AGENDA PROPOSALS AND EXPLANATIONS
Proposal 10
Approval of Compensation for the Board of Directors for the 2024 to 2025 Board Year
Proposal
The Board of Directors proposes that the shareholders approve a maximum aggregate amount of the compensation of the Board of Directors of CHF 3,900,000 for the term of office from the 2024 Annual General Meeting until the 2025 Annual General Meeting (the “2024 – 2025 Board Year”).
Explanation
Pursuant to Swiss corporate law, the compensation of the Board of Directors must each year be subject to a binding shareholder vote, in the manner contemplated by Logitech’s Articles of Incorporation. Article 19 quater, paragraph 1 letter (a) of Logitech’s Articles of Incorporation provides that shareholders shall approve the maximum aggregate amount of the compensation of the Board of Directors for the period up to the next Annual General Meeting.
Under the Company’s Articles of Incorporation, the compensation of the members of the Board of Directors who do not have management responsibilities consists of cash payments and shares or share equivalents. The value of cash compensation and shares or share equivalents corresponds to a fixed amount, which reflects the functions and responsibilities assumed. The value of shares or share equivalents is calculated at market value at the time of grant.
The proposed maximum amount of CHF 3,900,000 has been determined based on 11 non-executive members of the Board of Directors and on the following non-binding assumptions:
With respect to the 11 non-executive members of the Board of Directors, the compensation consists of the following elements:
•Cash payments of a maximum of CHF 1,300,000. Cash payments for non-executive members of the Board of Directors include annual retainers for Board and committee service and an annual retainer for a non-executive Chairperson.
•Share or share equivalent awards of a maximum of CHF 2,200,000. The value of share or share equivalent awards corresponds to a fixed amount and the number of shares granted will be calculated at market value at the time of their grant.
•Other payments, including accrual of the Company's estimated contributions to social security, of a maximum of CHF 400,000.
Shareholders are approving the maximum aggregate amount of compensation set forth in the proposal and not the individual components thereof. The assumptions set forth in this explanation are based on the Company’s current expectations about future compensation plans and decisions. The Company may redesign its compensation plans or make alternative compensation decisions within the maximum aggregate amount of compensation approved by shareholders. The actual compensation awarded to the members of the Board of Directors for the 2024 - 2025 Board Year will be disclosed in the Compensation Report in the Invitation and Proxy Statement for the 2026 Annual General Meeting.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting, not counting abstentions.
Recommendation
The Board of Directors recommends a vote “FOR” the approval of the maximum aggregate amount of the compensation of the members of the Board of Directors of CHF 3,900,000 for the term of office from the 2024 Annual General Meeting until the 2025 Annual General Meeting.

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AGENDA PROPOSALS AND EXPLANATIONS
Proposal 11
Approval of Compensation for the Group Management Team for Fiscal Year 2026
Proposal
The Board of Directors proposes that the shareholders approve a maximum aggregate amount of the compensation of the Group Management Team of USD 26,700,000 for fiscal year 2026.
Explanation
Pursuant to Swiss corporate law, the compensation of the Company’s Group Management Team must each year be subject to a binding shareholder vote, in the manner contemplated by Logitech’s Articles of Incorporation. Article 19 quater, paragraph 1 letter (b) of Logitech’s Articles of Incorporation provides that shareholders shall approve the maximum aggregate amount of the compensation of the Group Management Team for the next fiscal year. As the 2024 Annual General Meeting takes place in the middle of Logitech’s fiscal year 2025, the applicable next fiscal year is fiscal year 2026. This required, binding vote on the compensation of the Group Management Team is independent from, and comes in addition to, the non-binding, advisory say-on-pay vote contemplated in Proposal 2.
Logitech’s Group Management Team currently consists of Ms. Johanna 'Hanneke' Faber, Chief Executive Officer, Mr. Prakash Arunkundrum, Chief Operating Officer, and Ms. Samantha Harnett, Chief Legal Officer. Upon appointment of a new Chief Financial Officer by the Board of Directors, the Chief Financial Officer will also become a member of Logitech’s Group Management Team.
Logitech’s compensation philosophy, compensation program risks and design, and compensation paid during fiscal year 2024 are set forth in the Compensation Report.
The proposed maximum amount of USD 26,700,000 has been determined based on the following non-binding assumptions for Logitech’s Group Management Team as an aggregate group:
•The Group Management Team will include four members, including the Chief Financial Officer, when such position is filled.
•Gross base salaries of a maximum of USD 2,950,000.
•Performance-based cash compensation of a maximum of USD 6,200,000. Performance-based cash compensation in the form of incentive cash payments may be earned under the Logitech Management Performance Bonus Plan (the “Bonus Plan”) or other cash bonuses approved by the Compensation Committee. Payout under the Bonus Plan is variable, and is based on the achievement of the Company’s, individual executives’ or other performance goals, and for fiscal year 2026 is expected to continue to range from 0% to 200% of the executive’s target incentive. The maximum amount of the performance-based bonus for fiscal year 2026 assumes a maximum achievement of all performance goals.
•Equity incentive awards of a maximum of USD 16,650,000. Long-term equity incentive awards are generally granted in the form of performance-based restricted stock units ("PSUs"). Beginning in fiscal year 2021, we shifted our CEO's equity compensation to 100% PSUs and in fiscal year 2023 the remaining executive officers received 100% of their equity compensation in the form of PSUs. In order to align with the methodology used in the Compensation Report, where the value of PSUs is disclosed based on estimated fair value at the time of grant, the fair value at grant has been considered to calculate the maximum amount of the long-term equity awards. The target number of PSU awards granted to our Group Management Team in fiscal year 2026 will be determined at the beginning of the three-year performance period and the number of shares that will vest at the end of the three-year performance period is expected to continue to range from 0% to 200% of the executive's target number of shares depending on our corporate performance.

16	2024 General Annual Meeting Invitation

AGENDA PROPOSALS AND EXPLANATIONS
•Other compensation of a maximum of USD 900,000. Other compensation may include tax preparation services and related expenses, 401(k) savings plan matching contributions, premiums for group term life insurance and long-term disability insurance, employer’s contribution to medical premiums, relocation or extended business travel-related expenses, defined benefit pension plan employment contributions, accrual of estimated employer's contribution to social security and Medicare, and other awards. The Company generally does not provide all of these components of other compensation to all executives each year, but the proposed maximum amount of compensation has been formulated to provide flexibility to cover these compensation components as applicable.
Shareholders are approving the maximum aggregate amount of compensation set forth in the proposal and not the individual components thereof. The assumptions set forth in this explanation are based on the Company’s current expectations about future compensation plans and decisions. The Company may redesign its compensation plans or make alternative compensation decisions within the maximum aggregate amount of compensation approved by shareholders. The actual compensation awarded to the members of the Group Management Team for fiscal year 2026 will be disclosed in the Compensation Report in the Invitation and Proxy Statement for the 2026 Annual General Meeting.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting, not counting abstentions.
Recommendation
The Board of Directors recommends a vote “FOR” the approval of the maximum aggregate amount of the compensation of the Group Management Team of USD 26,700,000 for fiscal year 2026.

2024 General Annual Meeting Invitation	17

AGENDA PROPOSALS AND EXPLANATIONS
Proposal 12
Re-election of KPMG AG as Logitech’s Auditors and Ratification of the Appointment of KPMG LLP as Logitech’s Independent Registered Public Accounting Firm for Fiscal Year 2025
Proposal
The Board of Directors proposes that KPMG AG be re-elected as auditors of Logitech International S.A. for a one-year term and that the appointment of KPMG LLP as Logitech’s independent registered public accounting firm for fiscal year 2025 be ratified.
Explanation
KPMG AG, upon recommendation of the Audit Committee of the Board, is proposed for re-election for a further year as auditors for Logitech International S.A. KPMG AG assumed its first audit mandate for Logitech during fiscal year 2015.
The Audit Committee has also appointed KPMG LLP, the U.S. affiliate of KPMG AG, as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025 for purposes of U.S. securities law reporting. Logitech’s Articles of Incorporation do not require that shareholders ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm. However, Logitech is submitting the appointment of KPMG LLP to shareholders for ratification as a matter of good corporate governance. If shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain KPMG LLP. Even if the appointment is ratified, the Audit Committee may, in its discretion, change the appointment during the year if the Committee determines that such a change would be in the best interests of Logitech and its shareholders.
Information on the fees paid by Logitech to KPMG AG and KPMG LLP, the Company’s auditors and independent registered public accounting firm for fiscal year 2024, respectively, as well as further information regarding KPMG AG and KPMG LLP, is set out in our Proxy Statement under the heading “Independent Auditors” and “Report of the Audit Committee.”
One or more representatives of KPMG AG will be present at the Annual General Meeting. They will have an opportunity to make a statement at the meeting if they wish, and are expected to be available to respond to questions from shareholders.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting, not counting abstentions.
Recommendation
Our Board of Directors recommends a vote “FOR” the re-election of KPMG AG as auditors of Logitech International S.A. and the ratification of the appointment of KPMG LLP as Logitech’s independent registered public accounting firm, each for the fiscal year ending March 31, 2025.

18	2024 General Annual Meeting Invitation

AGENDA PROPOSALS AND EXPLANATIONS
Proposal 13
Re-election of Etude Regina Wenger & Sarah Keiser-Wüger as Independent Representative
Swiss law requires that the independent representative of the shareholders (the "Independent Representative") be elected on the occasion of each Annual General Meeting for a one-year term ending at the closing of the following Annual General Meeting.
Proposal
The Board of Directors proposes that Etude Regina Wenger & Sarah Keiser-Wüger be re-elected as Independent Representative for a one-year term ending at the closing of the 2025 Annual General Meeting.
Explanation
In accordance with Swiss law, each shareholder may be represented at the general meeting by an independent representative. The Board of Directors has nominated Etude Regina Wenger & Sarah Keiser-Wüger as the Independent Representative to serve in the role at the Company’s 2025 Annual General Meeting and at any extraordinary general meeting of shareholders of the Company, if any, held prior to the 2025 Annual General Meeting. Ms. Regina Wenger, a principal of Etude Regina Wenger & Sarah Keiser-Wüger, is a respected notary public based in Lausanne, Switzerland and is the former chairwoman of the Swiss Federation of Notaries. Etude Regina Wenger & Sarah Keiser-Wüger confirmed to the Company that it possesses the required independence to fulfill its responsibilities.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting, not counting abstentions.
Recommendation
Our Board of Directors recommends a vote “FOR” the re-election of Etude Regina Wenger & Sarah Keiser-Wüger as Independent Representative.

2024 General Annual Meeting Invitation	19

General Information for Registered Shareholders

WHY AM I RECEIVING THIS “INVITATION”?
This Invitation, together with an explanation of organizational matters, is being made available to registered shareholders and published in the Swiss Official Gazette of Commerce. We made copies of this Invitation available to shareholders beginning on July 26, 2024. In addition to this invitation (which is also available in German and French), we filed our Proxy Statement (including the invitation therein) with the U.S. Securities and Exchange Commission to comply with U.S. proxy statement rules.
The Response Coupon or Proxy Card are requested on behalf of the Board of Directors of Logitech for use at Logitech’s Annual General Meeting. The meeting will be held on Wednesday, September 4, 2024 at 2:00 p.m., Central European Summer Time, at the SwissTech Convention Center, EPFL, in Lausanne, Switzerland.

WHO IS ENTITLED TO VOTE AT THE MEETING?
Shareholders registered in the Share Register of Logitech International S.A. (including in the sub-register maintained by Logitech’s U.S. transfer agent, Computershare) on Thursday, August 29, 2024 have the right to vote at the Annual General Meeting. No shareholders will be entered in the Share Register between August 29, 2024 and the day following the meeting. As of June 30, 2024, there were 77,641,835 shares registered and entitled to vote out of a total of 153,016,135 Logitech shares outstanding. The actual number of registered shares that will be entitled to vote at the meeting will vary depending on how many more shares are registered, or deregistered, between June 30, 2024 and August 29, 2024.

HOW CAN I OBTAIN LOGITECH’S PROXY STATEMENT, ANNUAL REPORT AND OTHER ANNUAL REPORTING MATERIALS?	A copy of our 2024 Annual Report to Shareholders, which contains the consolidated financial statements of Logitech International S.A for the fiscal year ended March 31, 2024, the Swiss statutory financial statements of Logitech International S.A. for the fiscal year ended March 31, 2024, and the auditor’s reports thereon, this Invitation, the Proxy Statement and our Annual Report on Form 10-K for fiscal year 2024 filed with the U.S. Securities and Exchange Commission (the “SEC”) are available on our website at http://ir.logitech.com. Shareholders also may request free copies of these materials at our principal executive offices in Switzerland or the United States, at the addresses above, or by contacting our investor relations group at IR@logitech.com or at +1-510-916-9842.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING

HOW CAN I VOTE IF I CANNOT ATTEND THE MEETING?
If you do not plan to attend the meeting in person, you may appoint the Independent Representative, Etude Regina Wenger & Sarah Keiser-Wüger, to represent you at the meeting. Please provide your voting instructions by marking the applicable boxes beside the agenda items on the Internet voting site for registered shareholders, www.gvmanager-live.ch/logitech for shareholders on the Swiss share register or www.proxyvote.com for shareholders on the U.S. share register, or on the Response Coupon or Proxy Card, as applicable.

SWISS SHARE REGISTER – INTERNET VOTING – Go to the Internet voting site www.gvmanager-live.ch/logitech and log in with your access code printed on the Response Coupon. Please use the menu item “Grant Procuration” and submit your instructions by clicking on the “Send” button.
SWISS SHARE REGISTER – RESPONSE COUPON – Mark the box under Option 3 on the enclosed Response Coupon. Please sign, date and promptly mail your completed Response Coupon to Etude Regina Wenger & Sarah Keiser-Wüger using the appropriate enclosed postage-paid envelope addressed to Logitech International S.A., c/o Devigus Shareholder Services, Birkenstrasse 47, 6343 Rotkreuz, Switzerland.

U.S. SHARE REGISTER – INTERNET VOTING – Go to the Internet voting site www.proxyvote.com and log in with your 16-digit voting control number printed in the box marked by the arrow on the Notice of Internet Availability of Proxy Materials that you received from us. Please follow the menus to select the Independent Representative, Etude Regina Wenger & Sarah Keiser-Wüger, to represent you at the meeting. Please submit your instructions by clicking on the "Submit" button.
U.S. SHARE REGISTER – PROXY CARD – If you have requested a Proxy Card, mark the box “Yes” on the Proxy Card to select the Independent Representative, Etude Regina Wenger & Sarah Keiser-Wüger, to represent you at the meeting. Please sign, date and promptly mail your completed Proxy Card to Broadridge using the enclosed postage-paid envelope.

HOW CAN I ATTEND THE MEETING?
If you wish to attend the meeting in person, you will need to obtain an admission card. You may order your admission card on the Internet voting site for registered shareholders, www.gvmanager-live.ch/logitech for shareholders on the Swiss share register or www.proxyvote.com for shareholders on the U.S. share register, or on the Response Coupon or Proxy Card, as applicable, and we will send you an admission card for the meeting. If an admission card is not received by you prior to the meeting and you are a registered shareholder as of August 29, 2024, you may attend the meeting by presenting proof of identification at the meeting.

SWISS SHARE REGISTER – INTERNET VOTING – Go to the Internet voting site gvmanager-live.ch/logitech and log in with your access code printed on the Response Coupon. Please use the menu item “Order Admission Card”.
SWISS SHARE REGISTER – RESPONSE COUPON – Mark the box under Option 1 on the enclosed Response Coupon. Please send the completed, signed and dated Response Coupon to Logitech using the enclosed postage-paid envelope by Thursday, August 29, 2024.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING

U.S. SHARE REGISTER – INTERNET VOTING – Go to the Internet voting site www.proxyvote.com and log in with your 16-digit voting control number printed in the box marked by the arrow on the Notice of Internet Availability of Proxy Materials that you received from us. Please follow the menus to indicate that you will personally attend the meeting.
U.S. SHARE REGISTER – PROXY CARD – If you have requested a Proxy Card, mark the box “Yes” on the Proxy Card to indicate that you will personally attend the meeting. Please sign, date and promptly mail your completed Proxy Card to Broadridge using the enclosed postage-paid envelope by Thursday, August 29, 2024.

CAN I HAVE ANOTHER PERSON REPRESENT ME AT THE MEETING?
Yes. If you would like someone other than the Independent Representative to represent you at the meeting, please mark Option 2 on the Response Coupon (for shareholders on the Swiss share register) or, if you requested a Proxy Card (for shareholders on the U.S. share register), mark the box on the Proxy Card to authorize the person you name on the reverse side of the Proxy Card. On either the Response Coupon or the Proxy Card, please provide the name and address of the person you want to represent you. Please return the completed, signed and dated Response Coupon to Logitech and the completed, signed and dated Proxy Card to Broadridge, using the enclosed postage-paid envelope by August 29, 2024. We will send an admission card for the meeting to your representative. If the name and address instructions you provide are not clear, Logitech will send the admission card to you, and you must forward it to your representative.
If you requested and received an admission card to attend the meeting in person, you can also authorize someone other than the Independent Representative to represent you at the meeting on the admission card and provide that signed, dated and completed admission card to your representative, together with your voting instructions.

CAN I SELL MY SHARES BEFORE THE MEETING IF I HAVE VOTED?
Logitech does not block the transfer of shares before the meeting. However, if you sell your Logitech shares before the meeting and Logitech’s Share Registrar is notified of the sale, your votes with those shares will not be counted. Any person who purchases shares after the Share Register closes on Thursday, August 29, 2024 will not be able to register them until the day after the meeting and so will not be able to vote the shares at the meeting.

IF I VOTE BY PROXY, CAN I CHANGE MY VOTE AFTER I HAVE VOTED?
You may change your vote by Internet or by mail through August 29, 2024. You may also change your vote by attending the meeting and voting in person. For shareholders on the Swiss share register, you may revoke your vote by requesting a new access code and providing new voting instructions at www.gvmanager-live.ch/logitech, or by requesting and submitting a new Response Coupon from our Swiss Share Register at Devigus Shareholder Services (by telephone at +41-41-798-48-33 or by email at logitech@devigus.com). For shareholders on the U.S. share register, you may revoke your vote by providing new voting instructions at www.proxyvote.com, if you voted by Internet, or by requesting and submitting a new Proxy Card. Your attendance at the meeting will not automatically revoke your vote or Response Coupon or Proxy Card unless you vote again at the meeting or specifically request in writing that your prior voting instructions be revoked.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING

SWISS SHARE REGISTER – INTERNET VOTING – After you receive the new access code, go to the Internet voting site www.gvmanager-live.ch/logitech and log in. Please use the menu item “Grant Procuration”. Follow the directions on the site to complete and submit your new instructions until Thursday, August 29, 2024, 23:59 (Central European Summer Time), or you may attend the meeting and vote in person.
SWISS SHARE REGISTER – RESPONSE COUPON – If you request a new Response Coupon and wish to vote again, you may complete the new Response Coupon and return it to us by August 29, 2024, or you may attend the meeting and vote in person.

U.S. SHARE REGISTER – INTERNET VOTING – Go to the Internet voting site www.proxyvote.com and log in with your 16-digit voting control number printed in the box on the Notice of Internet Availability of Proxy Materials that you received from us. Please follow the menus to submit your new instructions until Thursday, August 29, 2024, 11:59 p.m. (U.S. Eastern Daylight Time), or you may attend the meeting and vote in person.
U.S. SHARE REGISTER – PROXY CARD – If you request a new Proxy Card and wish to vote again, you may complete the new Proxy Card and return it to Broadridge by August 29, 2024, or you may attend the meeting and vote in person.

IF I VOTE BY PROXY, WHAT HAPPENS IF I DO NOT GIVE SPECIFIC VOTING INSTRUCTIONS?
SWISS SHARE REGISTER – INTERNET VOTING – If you are a registered shareholder and vote using the Internet voting site, you have to give specific voting instructions for all agenda items before you can submit your instructions.
SWISS SHARE REGISTER – RESPONSE COUPON – If you are a registered shareholder and sign and return a Response Coupon without giving specific voting instructions for some or all agenda items, you thereby give instructions to the Independent Representative to vote your shares in accordance with the recommendations of the Board of Directors for such agenda items as well as for new, amended or modified proposals that could be presented to shareholders during the course of the meeting.

U.S. SHARE REGISTER – INTERNET VOTING – If you are a registered shareholder and vote using the Internet voting site without giving specific voting instructions for some or all agenda items, you thereby give instructions to the Independent Representative to vote your shares in accordance with the recommendations of the Board of Directors for such agenda items as well as for new, amended or modified proposals that could be presented to shareholders during the course of the meeting.
U.S. SHARE REGISTER – PROXY CARD – If you are a registered shareholder and sign and return a Proxy Card without giving specific voting instructions for some or all agenda items, you thereby give instructions to the Independent Representative to vote your shares in accordance with the recommendations of the Board of Directors for such agenda items as well as for new, amended or modified proposals that could be presented to shareholders during the course of the meeting.

WHO CAN I CONTACT IF I HAVE QUESTIONS?	If you have any questions or need assistance in voting your shares, please call us at +1-510-916-9842 or email us at IR@logitech.com.

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